                                                                   EXHIBIT 10.6


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                              ESCROW ARRANGEMENT

                        DATED AS OF [          ], 2002

                                 BY AND AMONG

                              GOTHAM GOLF CORP.,

                             GGC MERGER SUB, INC.,

           FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS,

                                      AND

                     THE BANK OF NEW YORK, AS ESCROW AGENT


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                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
                                     ARTICLE I

DEFINITIONS....................................................................   2
   1.1   Definitions...........................................................   2

                                    ARTICLE II

ESCROW AGENT AND ESCROW FUNDS..................................................   4
   2.1   Escrow Agent..........................................................   4
   2.2   Escrow Funds..........................................................   4
   2.3   Liabilities Secured by Escrow Funds...................................   4
   2.4   Contingent Right to Escrow Funds; The Escrow Rights...................   5

                                    ARTICLE III

ESCROW FUND....................................................................   5
   3.1   Representation Claims.................................................   5
   3.2   Payment of Representation Claims; Remittance of Excess Monies.........   5
   3.3   Termination; Release..................................................   6

                                    ARTICLE IV

FEES AND RESPONSIBILITIES OF ESCROW AGENT......................................   6
   4.1   Fees, Expenses and Taxes..............................................   6
   4.2   Responsibilities of the Escrow Agent..................................   7
   4.3   Investment of Escrow Fund.............................................   8
   4.4   Investment Income.....................................................   9

                                     ARTICLE V

MISCELLANEOUS..................................................................   9
   5.1   Distributions by Escrow Agent to Shareholder Beneficiaries............   9
   5.2   Notices...............................................................   9
   5.3   Assignment............................................................  11
   5.4   Execution by Escrow Agent.............................................  11
   5.5   Governing Law.........................................................  11
   5.6   Jurisdiction; Agents for Service of Process...........................  11
   5.7   Waiver of Jury Trial..................................................  11
   5.8   Entire Agreement......................................................  11
   5.9   Amendments............................................................  11
   5.10  Severability..........................................................  11
   5.11  Third Party Beneficiaries.............................................  11
   5.12  No Strict Construction; Interpretation................................  12
   5.13  Counterparts..........................................................  12

                              ESCROW ARRANGEMENT

   This ESCROW ARRANGEMENT (this "AGREEMENT"), dated as of [        ]/1/, 2002,
is by and among Gotham Golf Corp. ("GGC"), a Delaware corporation, GGC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GGC ("SUB", and together with GGC, the "GOTHAM PARTIES" and each individually, a "GOTHAM PARTY"), First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the "COMPANY"), and The Bank of New York, as escrow agent (the "ESCROW AGENT").

                             W I T N E S S E T H :

   WHEREAS, GGC, Sub, the Company, the FUMI Share Trust, FUMI and certain other parties have entered into an Agreement and Plan of Merger and Contribution, dated as of February 13, 2002 (as the same may be amended or supplemented from time to time, the "MERGER AGREEMENT"), pursuant to which, among other things,
(i) the Company shall be merged with and into GGC (the "FUR MERGER"), and the separate corporate existence of the Company shall cease and GGC shall continue as the surviving entity (the "SURVIVING CORPORATION") in accordance with the DGCL as well as all other applicable Laws and subject to the terms and conditions of the Merger Agreement; and (ii) Sub shall be merged with and into FUMI (the "FUMI MERGER" and together with the FUR Merger, the "MERGERS"), and the separate corporate existence of Sub shall cease and FUMI shall continue as the surviving entity, in accordance with the DGCL as well as other applicable Laws and subject to the terms and conditions set forth in the Merger Agreement;

   WHEREAS, pursuant to the Merger Agreement, certain shares of beneficial interests, par value $1.00 per share, of the Company (each a "COMPANY COMMON SHARE") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive a certain amount of cash less certain holdbacks, including the Escrow Share Holdback (as defined in the Merger Agreement);

   WHEREAS, the Escrow Share Holdback is determined (i) by mutual agreement of certain parties to the Merger Agreement or, where such agreement can not be reached prior to the Effective Time, by a mutually acceptable appraiser and
(ii) with reference to the Reasonably Expected Liabilities (as defined in the Merger Agreement), which include the expected value of any claims, expenses, losses, liabilities, and obligations of the Company, the FUMI Share Trust or their respective subsidiaries whether known or unknown as of February 13, 2002, absolute or contingent, asserted or unasserted, direct or indirect, arising by operation of law, equity or otherwise that would reasonably be expected to arise after February 13, 2002 as a result of, on account of, in connection with or related to any fact, circumstance, condition or event occurring prior to the Closing Date (as defined below) that would amount to a breach of any representation, warranty or covenant contained in the Merger Agreement (or in certain related agreements) made by or on behalf of the Company, the FUMI Share Trust or their respective subsidiaries (as if such representations, warranties and covenants were made as of the date of the Merger Agreement and at and as of the Effective Time as though made at and as of such time (or, if made as of a specific date, at and as of such date));

   WHEREAS, immediately prior to the consummation of the Mergers, the Company shall deposit or cause to be deposited with the Escrow Agent in escrow
[$      ] (such amount, together with any investment or other income or earnings thereon, the "ESCROW FUND"), which is intended by the parties hereto to equal an amount of cash sufficient to satisfy the Reasonably Expected Liabilities, subject to the terms and conditions hereof, PROVIDED, HOWEVER, that the Escrow Fund shall be remitted to the Company in accordance with
Section 3.3(b) hereof in the event that (i) the Merger Agreement is terminated and/or (ii) the Mergers are not consummated;

   WHEREAS, the Escrow Fund, shall be held and disbursed as provided herein for
(i) the satisfaction of the Reasonably Expected Liabilities in the full amount of the actual liabilities relating to such Reasonably Expected Liabilities pursuant to Section 2.14 of the Merger Agreement or (ii) the distribution (the "ESCROW DISTRIBUTION") of the Remaining Escrow Amount (as defined below) as of the 24-month anniversary of the Closing Date (the "ESCROW DISTRIBUTION DATE") to holders of Company Common Shares as of the Effective Time (such holders,
--------
/1/ Closing date of the proposed transaction.

the "SHAREHOLDER BENEFICIARIES") on a pro rata basis (such amount per Company Common Share, the "ESCROW DISTRIBUTION AMOUNT" and the right to receive such amount on the part of Shareholder Beneficiaries, the "ESCROW RIGHT");

   WHEREAS, the parties hereto acknowledge and agree that (A) the Escrow Rights
(i) are an integral part of the consideration for the Mergers; (ii) do not represent an ownership interest in the Company or the Gotham Parties; (iii) are not transferable except by operation of law; and (iv) will not be represented by any form of certificate or instrument; and (B) the Escrow Distribution Amount will not depend upon the operating results of the Company or the Gotham Parties; and

   WHEREAS, the Escrow Agent has been granted various powers and authorities hereunder in order to facilitate the consummation of the transactions contemplated by the Merger Agreement.

   NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings specified below (such meanings to apply equally to both the singular and the plural forms of the defined terms):

   "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; PROVIDED that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

   "AGENT INDEMNITEES" shall have the meaning set forth in Section 5.2(c).

   "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

   "BANKRUPTCY EVENT" shall have the meaning set forth in Section 2.4.

   "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by Law to close.

   "CLAIM CERTIFICATE" shall have the meaning set forth in Section 3.1.

   "CLOSING DATE" shall mean the date of this Agreement, which is also the closing date of the Merger Agreement.

   "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

   "COMPANY COMMON SHARE" shall have the meaning set forth in the recitals hereto.

   "DAMAGES" shall have the meaning set forth in Section 5.2(c).

   "DGCL" shall mean the Delaware General Corporation Law.

   "ESCROW AGENT" shall mean the Person named as the "Escrow Agent" in the first paragraph of this Agreement until a successor Escrow Agent shall have become such pursuant to Section 5.2(f), and thereafter "Escrow Agent" shall mean the Person who is then the Escrow Agent hereunder.

   "ESCROW DISTRIBUTION" shall have the meaning set forth in the recitals hereto.

   "ESCROW DISTRIBUTION AMOUNT" shall have the meaning set forth in the recitals hereto.

   "ESCROW DISTRIBUTION COSTS" shall have the meaning set forth in Section 3.3.

   "ESCROW DISTRIBUTION DATE" shall have the meaning set forth in the recitals hereto.

   "ESCROW FUND" shall have the meaning set forth in the recitals hereto.

   "ESCROW RIGHT" shall have the meaning set forth in the recitals hereto.

   "FUMI" shall have the meaning set forth in the first paragraph of this Agreement.

   "FUMI MERGER" shall have the meaning set forth in the recitals hereto.

   "FUMI SHARE TRUST" shall have the meaning set forth in the first paragraph of this Agreement.

   "FUR MERGER" shall have the meaning set forth in the recitals hereto.

   "GGC" shall have the meaning set forth in the first paragraph of this Agreement.

   "GOTHAM PARTY" and "GOTHAM PARTIES" shall have the meaning set forth in the first paragraph to this Agreement.

   "GOVERNMENTAL OR REGULATORY AUTHORITY" shall mean any instrumentality, subdivision, court, administrative agency, commission, or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof.

   "GOVERNMENTAL SECURITIES" shall have the meaning set forth in Section 4.3(a).

   "INDEMNIFIABLE LOSSES" shall have the meaning set forth in Section 2.3(a).

   "LAW" shall mean any statute, law, ordinance, rule or regulation of any Governmental or Regulatory Authority.

   "MERGERS" shall have the meaning set forth in the recitals hereto.

   "MERGER AGREEMENT" shall have the meaning set forth in the recitals hereto.

   "PERMITTED INVESTMENTS" shall have the meaning set forth in Section 4.3(a).

   "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental or Regulatory Authority.

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   "QUALIFIED BANK" shall have the meaning set forth in Section 4.2(f).

   "REMAINING ESCROW AMOUNT" shall have the meaning set forth in Section 3.3.

   "REPRESENTATION CLAIMED AMOUNT" shall have the meaning set forth in Section 3.1(a).

   "SHAREHOLDER BENEFICIARIES" shall have the meaning set forth in the recitals hereto.

   "SUB" shall have the meaning set forth in the first paragraph of this Agreement.

   "SURVIVING CORPORATION" shall have the meaning set forth in the recitals hereto.

   "TAXES" shall mean all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, including withholding, AD VALOREM or value added taxes.

                                  ARTICLE II

                         ESCROW AGENT AND ESCROW FUNDS

   2.1 ESCROW AGENT. Each of the Gotham Parties and the Company hereby designate and appoint the Escrow Agent to serve as escrow agent in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby agrees to act as escrow agent in accordance with the terms, conditions and provisions of this Agreement.

   2.2 ESCROW FUNDS.  (a) Pursuant to the Merger Agreement, the Company hereby
deposits by wire transfer of immediately available funds $[        ] into the
Escrow Fund.

   (b) RIGHTS IN ESCROW FUNDS.  Upon receipt of the amounts described in
Section 2.2(a) hereof, the Escrow Agent shall deliver to the Company and GGC a written acknowledgment of such receipt. Except as expressly provided herein, none of the Gotham Parties, Company or Shareholder Beneficiaries shall have any right, title or interest in or possession of any of the amounts held in the Escrow Fund prior to their disbursement therefrom in accordance with the terms of this Agreement, and no funds may be withdrawn from the Escrow Fund except in accordance with this Agreement. Except as otherwise provided in Section 2.4,
(i) none of the Gotham Parties, Company or Shareholder Beneficiaries shall have the ability to pledge, convey, hypothecate or grant a security interest in any portion of the amounts held in the Escrow Fund unless and until such funds have been disbursed to such party in accordance with the terms of this Agreement, and (ii) until disbursed in accordance with the terms of this Agreement, the Escrow Agent shall be in sole possession of the amounts held in the Escrow Funds and will not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein.

   2.3 LIABILITIES SECURED BY ESCROW FUNDS. (a) The Escrow Fund shall, subject to the terms and conditions of this Agreement, be held to provide for the advancement of funds, indemnification or reimbursement, as the case may be, to the Gotham Parties on account the Gotham Parties' satisfaction of the Reasonably Expected Liabilities in the full amount of the actual liabilities relating to such Reasonably Expected Liabilities and any costs, fees or expenses related thereto (the amount so payable, the "INDEMNIFIABLE LOSSES"). The sole recourse by the Gotham Parties against the Shareholder Beneficiaries or the Company with respect to any such Indemnifiable Losses for which any Gotham Party is entitled to payment under the Merger Agreement, if any, shall be limited to the aggregate amount then held in the Escrow Fund (regardless of whether the remaining balance in the Escrow Fund is sufficient to satisfy the remaining Reasonably Expected Liabilities). For the purpose of clarity, it is acknowledged and agreed that the "actual liabilities" for which the Gotham Parties are entitled to payment on account of the Reasonably Expected Liabilities (i) shall in no way be limited to the estimates of such liabilities as of the date hereof and
(ii) may be in excess of or less than such estimates.

   2.4 CONTINGENT RIGHT TO ESCROW FUNDS; THE ESCROW RIGHTS. The parties hereto acknowledge and agree that:

      (a) it is the intent of each of the parties hereto (other than the Escrow Agent) that the interests, if any, of each of the Gotham Parties and the Shareholder Beneficiaries in the amounts held in the Escrow Funds is merely a contingent right to payment from the Escrow Funds, and that neither a voluntary nor involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of any such party (any of which is referred to herein as a "BANKRUPTCY EVENT") shall increase its respective interest in the amounts held in the Escrow Funds or affect, modify, convert or otherwise change the contingent nature of its respective right to payment from the Escrow Funds in accordance with the terms of this Agreement;

      (b) the Escrow Rights are not securities, financial instruments or other evidence of ownership, equity participation or rights giving Shareholder Beneficiaries claims on the assets, operations or earnings of any of the Gotham Parties or the Company;

      (c) the Escrow Rights are not transferable other than by operation of law including the laws of intestacy; and

      (d) the Escrow Rights shall not be represented by any form of certificate or instrument.

                                  ARTICLE III

                                  ESCROW FUND

   3.1 REPRESENTATION CLAIMS. If any Gotham Party has a claim for Indemnifiable Losses, the Gotham Party shall deliver to the Escrow Agent a notice of claim certificate (the "CLAIM CERTIFICATE"), which shall:

      (a) state that such Gotham Party has paid, has accrued or incurred, and in each case intends to pay promptly, a liability for Indemnifiable Losses for which such Gotham Party is entitled to advancement, indemnification and/or reimbursement under the terms hereof;

      (b) set out the amount of the Indemnifiable Losses for which such Gotham Party is seeking advancement, indemnification and/or reimbursement under such Claim Certificate (the "REPRESENTATION CLAIMED AMOUNT"); and

      (c) describe in reasonable detail each Indemnifiable Loss, including the basis for such claim and a statement that the applicable Gotham Party has a good faith belief that such claim is an appropriate Indemnifiable Loss under the terms hereof.

   3.2 PAYMENT OF REPRESENTATION CLAIMS; REMITTANCE OF EXCESS MONIES.
(a) Subject to Section 4.1, as promptly as practicable and in any event no later than the close of business on the third (3rd) Business Day following the date of receipt by the Escrow Agent of a Claim Certificate, the Escrow Agent shall deliver by wire transfer to the account of each applicable Gotham Party an amount, to the extent available, equal to the Representation Claimed Amount.

   (b) If, after a Gotham Party's receipt of monies on account of an Indemnifiable Loss, it becomes reasonably certain that the monies received are in excess of the full amount of the subject Indemnifiable Loss, then the subject Gotham Party shall promptly provide written notice to the Escrow Agent of such excess monies and shall promptly remit such monies to the Escrow Agent. Upon receipt thereof, the Escrow Agent shall deposit such monies in the Escrow Fund. For the purpose of clarity, it is acknowledged and agreed that there is no responsibility or duty on the part of the Escrow Agent to determine whether any funds provided to any Gotham Party on account of any Indemnifiable Loss are less than or in excess of any Indemnifiable Loss.

   3.3 TERMINATION; RELEASE. (a) Subject to Section 4.1, on the Escrow Distribution Date, the Escrow Agent shall distribute the Remaining Escrow Amount to the Shareholder Beneficiaries in accordance with Section 5.1. For the purposes hereof, the "REMAINING ESCROW AMOUNT" shall mean the balance of the Escrow Fund through the date immediately prior to the disbursement of funds in accordance with Section 5.1 hereof less (i) subject to Section 4.1(a) hereof, any fees or expenses payable to any Person on account of, in connection with or related to this Agreement; (ii) subject to Section 4.1(b) hereof, any Taxes on earnings of the Escrow Fund (which shall be paid out of the Escrow Fund); (iii) any costs and expenses arising from or related to the Escrow Distribution and
(iv) any Damages (defined below) that may be imposed on, incurred by or asserted against the Agent Indemnitees (defined below) (the foregoing subclauses (i), (ii), (iii) and (iv) collectively, the "ESCROW DISTRIBUTION COSTS").

   (b) Anything to the contrary herein notwithstanding, if and to the extent that (i) the Merger Agreement is terminated and/or (ii) the Mergers are not consummated within 90 Business Days of the date hereof, then in either case the Escrow Agent shall remit the Escrow Fund to the Company promptly.

                                  ARTICLE IV

                   FEES AND RESPONSIBILITIES OF ESCROW AGENT

   4.1 FEES, EXPENSES AND TAXES. (a) Any annual fees of the Escrow Agent, as set forth on Schedule 1 hereto, shall be paid out of the Escrow Fund on an annual basis, starting on the date hereof. Any other incremental fees of the Escrow Agent for services provided under this Agreement, as set forth on
Schedule 1 hereto, may be withdrawn by the Escrow Agent from the Escrow Fund on a monthly basis with notice thereof in writing provided by the Escrow Agent to the Surviving Corporation. Each of the Gotham Parties and the Company further agrees that the Escrow Agent may withdraw an amount equal to any documented expenses reasonably incurred or made by the Escrow Agent in connection with carrying out its duties hereunder (other than for Taxes, which are addressed in Section 4.1(b) below) on a quarterly basis with prior written notice thereof to, and approval by, the Surviving Corporation. All fees and other expenses of the Escrow Agent shall be paid first from interest and other earnings on the Escrow Fund and, to the extent such interest and other earnings are not sufficient to cover such fees and other expenses, second from the principal of the Escrow Funds.

   (b) Notwithstanding any provision of applicable Law, the parties agree that an amount equal to all Taxes on the interest and other earnings on the Escrow Funds shall be paid from the Escrow Fund to the Surviving Corporation prior to the dates the Surviving Corporation is required to remit such Taxes (including estimated Tax payments) to the relevant Governmental or Regulatory Authority. In furtherance of the foregoing, (A) the Escrow Agent shall submit in writing to the Surviving Corporation the interest and other earnings on the Escrow Funds on a quarterly basis (at such times and at such places as reasonably requested by the Surviving Corporation), (B) the Surviving Corporation shall submit in writing to the Escrow Agent the applicable amount of Taxes (including estimated Tax payments) and (C) promptly thereafter, but in no event later than two Business Days, the Escrow Agent shall remit such amounts to the Surviving Corporation. It shall be assumed for purposes of this Agreement that Taxes on the interest and other earnings on the Escrow Funds for each taxable period shall be equal to the product of (i) the interest and earnings on the escrow funds, to the extent includible in taxable income, for such period and (ii) the highest marginal U.S. federal income Tax rate applicable to corporations for such period. The Escrow Agent shall discharge all Tax reporting obligations imposed by federal, state, local or other applicable Tax Law.

   4.2 RESPONSIBILITIES OF THE ESCROW AGENT. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to such Escrow Agent's rights, duties, liabilities and immunities:

      (a) The Escrow Agent shall act hereunder as depository only, and it shall not be responsible or liable in any manner whatsoever for the sufficiency of any amount or property deposited with it. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no further duties or responsibilities shall be implied. Except for this Agreement, the Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, any other agreement or instruction.

      (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

      (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, or for any mistake of fact or law or for anything that it may do or refrain from doing in connection herewith, except for fraud, criminal acts, gross negligence, willful misconduct or for any action taken or omitted in bad faith that a court of competent jurisdiction determines was the primary cause of a loss to the Gotham Parties or the Shareholder Beneficiaries. The Escrow Agent shall not incur any liability for following the instructions contained herein. The Company (on its own behalf and on behalf of the Shareholder Beneficiaries) and the Gotham Parties covenant and agree, severally and not jointly, to indemnify and hold harmless the Escrow Agent and its directors, officers, agents and employees (collectively, the "AGENT INDEMNITEES") from and against any and all liabilities, losses, damages, fines, suits, actions, demands, penalties and reasonable costs and expenses (including reasonable out-of-pocket, incidental expenses, reasonable legal fees and expenses of outside counsel and the costs and expenses of defending or preparing to defend against any claim) (collectively, "DAMAGES") that may be imposed on, incurred by, or asserted against, the Agent Indemnitees or any of them (i) in connection with any third-party claim against such Agent Indemnitees, and
   (ii) for following any instruction or direction upon which the Escrow Agent is authorized to rely pursuant to the terms of this Agreement; PROVIDED that
   (A) the Agent Indemnitees shall not be entitled to the foregoing indemnification if the Damages incurred by such Agent Indemnitees result from, directly or indirectly, fraud, gross negligence, bad faith or willful misconduct on the part of the Agent Indemnitees or its directors, officers, agents and employees, (B) the amount of any indemnification provided hereunder shall be paid from the Escrow Fund and (C) the Shareholder Beneficiaries' obligation to provide indemnification hereunder shall be limited to their respective share, if any, of the Escrow Fund. Notwithstanding the foregoing, if the Damages of the Agent Indemnitees result from any action, suit or proceeding between the Company, Gotham Parties and/or Shareholder Beneficiaries, then the Company or Gotham Parties, shall directly indemnify the Agent Indemnitees for all such Damages, which shall not be paid from the Escrow Funds. The provisions of this Section 4.2(c) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action.

      (d) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Funds, unless Escrow Agent receives written instructions, signed by the Surviving Company, that eliminates such ambiguity or uncertainty.

      (e) In the event of any formal judicial dispute, court proceeding or similar regulatory proceeding between or conflicting claims by or among the parties hereto and/or any other person or entity with respect to the Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to the Escrow Fund so long as such dispute or proceeding shall continue, and Escrow Agent shall not be or become liable in any way to the Gotham Parties or the Shareholder Beneficiaries for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court or similar regulatory or officiating body of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Escrow Fund or, if there are insufficient funds remaining in the Escrow Fund, the Surviving Corporation.

      (f) In the administration of this Agreement and the Escrow Fund hereunder, the Escrow Agent may consult with counsel or accountants to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel or accountant.

      (g) The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in writing received by it.

      (h) The Escrow Agent may resign at any time by giving written notice thereof to the Surviving Corporation, but such resignation shall not become effective until a successor Escrow Agent unaffiliated with the Surviving Corporation, which Escrow Agent shall be a U.S. national or state bank, trust company or similarly chartered institution having capital and surplus of at least $100 million on its most recent financial statements (a "QUALIFIED BANK"), shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may, at the sole expense of the Escrow Fund, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent shall have the right to withhold an amount from the Escrow Fund equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the appointment of a successor Escrow Agent. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Agreement without further act.

   4.3 INVESTMENT OF ESCROW FUND. (a) At the direction of the GGC, the Escrow Fund shall be invested and reinvested by the Escrow Agent in any one or more Permitted Investments (as defined below) from time to time as maturities occur; PROVIDED, HOWEVER, that in any event, Permitted Investments shall only include investments that avoid the Escrow Fund and the arrangements contemplated by this Agreement from qualifying (by way of exception, exemption or otherwise) as an "investment company" under the Investment Company Act of 1940, as amended.

   "PERMITTED INVESTMENTS" shall mean (i) United States currency, (ii) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificates of deposit of any of the foregoing (collectively, "GOVERNMENTAL SECURITIES") and (iii) investments in any money market accounts or similar deposit accounts held with a Qualified Bank that are limited to investments in United States currency and/or Governmental Securities.

   (b) Neither the Gotham Parties nor the Escrow Agent shall have liability for any loss incurred as a result of investments made in accordance with the provisions of this Section 4.3.

   4.4 INVESTMENT INCOME. (a) All income, interest, earnings, increments and gains of any and all kinds realized shall be retained and reinvested as provided in Section 4.3 hereof until distributed pursuant to the terms hereof. All proceeds received by the Escrow Agent in respect of any investments of the Escrow Fund shall be added to and become part of the Escrow Fund.

   (b) The Escrow Agent may liquidate any investments made hereunder at such time as it shall deem necessary to make payments in accordance with the provisions hereof. The Escrow Agent shall have no liability for any loss incurred as a result of liquidation made by it in accordance with the provisions of this Section 4.4(b).

                                   ARTICLE V

                                 MISCELLANEOUS

   5.1 DISTRIBUTIONS BY ESCROW AGENT TO SHAREHOLDER BENEFICIARIES. In order to effect the Escrow Distribution pursuant to Section 3.3 of this Agreement, the Escrow Agent shall use its reasonable best efforts to pay to each Shareholder Beneficiary the Escrow Distribution Amount, if any, owing to each Shareholder Beneficiary. In furtherance of the Escrow Agent's obligations in the immediately preceding sentence, the Escrow Agent shall be entitled to rely on the identification and contact address supplied by the Surviving Corporation or its transfer agent. Notwithstanding the foregoing sentence, in the event that the Escrow Agent believes that (i) it may incur any cost, expense or liability for which it is entitled to reimbursement or indemnification under the terms hereof, or (ii) it may have an obligation to pay the Surviving Corporation in respect of Taxes on the interest or other earnings on the Escrow Fund pursuant to Section 4.1(b) hereof, in each case the Escrow Agent may withhold funds in any or all amounts corresponding to such costs, expenses, liabilities or Taxes until any such cost, expenses, liability or Tax is resolved and paid in full; PROVIDED that the Escrow Agent may withhold only an amount equal to such costs, expenses, other liabilities or Taxes (based on its reasonable estimates); and PROVIDED, FURTHER, that the Escrow Agent shall pay any amounts in excess of such costs, expenses, other liabilities or Taxes to the Shareholder Beneficiaries as soon as practicable after such costs, expenses or other liabilities have been paid in full.

   5.2 NOTICES. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

   If to the Company to:

      Imowitz Koenig & Company
      125 Park Avenue
      14th Floor
      New York, New York 10017
      Attention: Neil Koenig
      Facsimile: (212) 818-1161
      with copies to:

      Hahn, Loeser & Parks LLP
      3300 BP Tower
      200 Public Square
      Cleveland, Ohio 44114-2301
      Attention: F. Ronald O'Keefe, Esq.
      Facsimile: (216) 241-2824

      and

      Shaw Pittman LLP
      2300 N Street, N.W.
      Washington, District of Columbia 20037
      Attention: Thomas H. McCormick, Esq.
      Facsimile: (202) 663-8007

   If to a Gotham Party to:

      Gotham Golf Partners, L.P.
      16850 Sudley Road
      Centreville, Virginia 20120
      Attention:  William Leahy, Esq.,
                  General Counsel
      Facsimile:  (703) 830-5026

      and

      Gotham Partners, L.P.
      110 East 42nd Street
      New York, New York 10017
      Attention:  David S. Klafter, Esq.,
                  General Counsel
      Facsimile:  (212) 286-1133

      with copies to:

      Hale and Dorr, LLP
      1445 Pennsylvania Avenue, N.W.
      Washington, District of Columbia 20004
      Attention:  Steven S. Snider, Esq.
      Facsimile:  (202) 942-8484

      and

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019-6150
      Attention:  Adam O. Emmerich, Esq.
      Facsimile:  (212) 403-2000

   If to the Escrow Agent:

      [          ]

or such other address or number as shall be furnished in writing by any such party.

   5.3 ASSIGNMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law; PROVIDED, HOWEVER, that any of the Gotham Parties may assign all or a portion of its respective rights and obligations under this Agreement to any of their respective Affiliates. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

   5.4 EXECUTION BY ESCROW AGENT. The execution of this Agreement by the Escrow Agent shall evidence its acceptance and agreement to the terms hereof.

   5.5 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

   5.6 JURISDICTION; AGENTS FOR SERVICE OF PROCESS. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York located in New York City or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the parties to this Agreement agree that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth below shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this
Section 5.6.

   5.7 WAIVER OF JURY TRIAL. Each of the parties to this Agreement waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties to this Agreement (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.7.

   5.8 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

   5.9 AMENDMENTS. This Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

   5.10 SEVERABILITY. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

   5.11 THIRD PARTY BENEFICIARIES. Except for indemnified parties described herein and the Shareholder Beneficiaries, this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

   5.12 NO STRICT CONSTRUCTION; INTERPRETATION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) the words "subsidiary" or "subsidiaries", with respect to any party, shall mean any corporation, trust, partnership, limited liability company, joint venture or other legal entity, whether incorporated or unincorporated, of which (X) such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or (Y) at least a majority of the securities or other interests, which have by their terms ordinary voting power to elect or appoint a majority of the Board of Directors or others performing similar functions with respect to such corporation, trust, limited liability company, joint venture or other entity, as applicable, is directly or indirectly owned or controlled by such party or by any one or more of such party's subsidiaries, and (iii) any reference to an Article or a Section shall mean such Article or Section hereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   5.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by facsimile transmission of signature pages hereto), all of which taken together shall constitute one instrument.

                           [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, the parties hereunto have duly caused this Agreement to be executed as of the date first above written.

                               GOTHAM GOLF CORP.

                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               GGC MERGER SUB, INC.

                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                               INVESTMENTS, by and on behalf of itself and the Shareholder Beneficiaries

                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               THE BANK OF NEW YORK

                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

           SCHEDULE 1--FEES AND ACCOUNT INFORMATION OF ESCROW AGENT

ACCEPTANCE FEE........................................................... $1,500
This one time fee is payable upon closing date and includes:

[_] Review of Agreement and supporting documents
[_] Establishment of accounts

ANNUAL ADMINISTRATION FEE................................................ $6,000
This fee is not subject to pro-ration and is payable upon the funding of the account and on each anniversary date and includes:

[_] Monitoring of accounts
[_] Reporting

ACTIVITY FEES
[_] Outgoing Wire Transfer/Checks, each.................................. $   25
[_] Per Investment, each trade........................................... $   25
    For each directed investment purchase/sale other than The Bank of New York
     Cash Reserve and approved money market funds

OUT-OF-POCKET EXPENSES
Fees quoted do not include any out-of-pocket expenses including, but not limited to, expenses of foreign depositaries, stationery, overnight courier, and messenger costs. These expenses will be billed, at our cost, when incurred. In the event the transaction terminates before closing, all out-of-pocket expenses incurred, including our counsel fees, will be billed to the account.

EXTERNAL COUNSEL FEES
This proposal does not include outside counsel fees. A bill for counsel fees incurred up to closing will be presented for payment on the closing date.

MISCELLANEOUS SERVICES
The charges for performing services not contemplated at the time of the execution of the documents or not specifically covered elsewhere in the schedule will be determined by appraisal in amounts commensurate with the service.